Exhibit 4.4

Exhibit B

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of January 31, 2008 by and between Bonanza Oil & Gas, Inc. (OCTBB: BGOI), a corporation organized under the laws of the State of Nevada, with its principal offices at 1901 Post Oak Drive, Suite 402, Houston, TX 77027 (the "Company”), and _________________________________________ (the "Purchaser”).

WHEREAS, the Company and Purchaser have entered into a series of agreements dated of even date herewith comprised of that certain Loan Agreement (the "Loan Agreement"), that certain Secured Promissory Note (the "Note"), that certain Security Agreement (the "Security Agreement”') (the Note, the Security Agreement and this Agreement are referred herein as the ”Loan Documents") pursuant to which the Purchaser has extended a loan to the Company (the "Loan"'), which is part of a series of Loans which shall not be less than the aggregate minimum amount of $1,500,000 and shall not exceed the aggregate maximum amount of $2,500,000; and

WHEREAS, there will be no escrow in connection with this offering and the proceeds shall be funded directly to the Company which shall not use such proceeds until the minimum offering is achieved and if such minimum offering is not achieved then the funds shall be returned to the investors.

IN CONSIDERATION of the mutual covenants contained in this Agreement, the sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

SECTION 1. Agreement to Issue Shares. In consideration for the making of the Loan, the Company hereby agrees to issue to the Purchaser __________ shares of the Company’s common stock (the "Shares"). The number of shares issued is based upon the issuance of 20,000 shares for each $100,000 face value of the Notes. In addition, in the event that the Loan is not paid in full on or prior to the six month anniversary of the Maturity Date (as defined in the Note), then the Company shall issue to the Purchaser an additional 20,000 shares of common stock of the Company for each $100,000 face value of the Notes.

SECTION 2. Closing of the Purchase of the Shares. The making of the Loan (the “Closing") shall take place on the date of this Agreement. At the Closing, the Company shall execute and deliver the Note to the Purchaser and each of the Company and the Purchaser shall execute and deliver to the other a counterpart of the Loan Documents.

SECTION 3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

3.1

Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the financial condition, results of operations, properties or business of the Company taken as a who1e.

3.2

Subsidiaries. As of the date hereof, the Company does not have any subsidiaries other than: Bonanza Exploration, Inc. (the "Subsidiaries"). The term "the Company" shall include the Subsidiaries.

3.3

Capitalization. The authorized capital stock of the Company consists of (a) 60,000,000 authorized shares of common stock, of which 25,650,273 shares of common stock are outstanding as of January 25, 2008; and (b) 15,000,000 authorized shares of preferred stock, of which 0 are outstanding. All of the outstanding shares of common and preferred stock were issued in compliance with all applicable federal and state securities laws.

3.4

Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance of the Shares to the Purchaser as contemplated herein or by the Note.

3.5

Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into the Loan Documents and to perform the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of the Loan Documents by the Company and the consummation of the transactions herein and therein contemplated will not violate any provision of the organizational documents of the Company and will not (except for rights granted to the Purchaser under the Security Agreement) result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company pursuant to the terms or provisions of, or wi11 not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement. mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of the Loan Documents or the consummation by the Company of the transactions contemplated hereby or thereby, except for compliance with the Blue Sky laws and federal securities laws app1icable to the issuance of the Note or the Shares. Assuming the va1id execution hereof and thereof by the Purchaser, the Loan Documents will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar 1aws affecting creditors' rights generally.

3.6        No Actions. Except as disclosed to the Purchaser, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company is or nay be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions.

3.7

Investment Company. The Company is not an “investment company" or an "affiliated person” of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

3.8

Brokers and Consultants. Viewpoint Securities, LLC is the Company’s investment bankers and will receive a cash commission equal to 5% of the Note as a result of the transactions contemplated by the Loan Documents.

3.9         Books and Records. The books, records and accounts of the Company, accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company, all to the extent required by generally accepted accounting principles. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (:i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable interva1s and appropriate action is taken with respect to any differences.

3.10

Taxes. The Company has filed in a timely manner all federal, state and local tax returns that it has been required to file, and has paid in a timely manner all taxes shown thereon as owing. The Company has not incurred any tax liabilities except in the ordinary course of business. The Company knows of no tax deficiency or claim tor additional taxes asserted or threatened to be asserted against Company by any taxing authority or any grounds for any such assessment.

SECTION 4. Representations and Warranties of the Purchaser. The purchaser represents and warrants to the Company as follows:

4.1

Organization and Qualification. The Purchaser is an accredited investor or a company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

4.2

Due Execution, Delivery and Performance of the Agreements. The Purchaser has full legal right, power and authority to enter into the Loan Documents and to perform the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Purchaser.

4.3

No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Purchaser's knowledge, threatened to which the Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated by the Loan Documents or to recover damages as a result of the consummation of such transactions. The Purchaser, to its knowledge, has not been and is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

4.4         Nature of Purchaser. If the purchaser is a corporation, the Purchaser is an "'accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act by virtue of the fact that all equity holders of the Purchaser are "accredited investors", The Purchaser is not a "dealer" within the meaning of the Securities Act or a "broker" or "'dealer" within the meaning of the Securities Exchange Act of 1934, as Amended (the "Exchange Act").

4.5

Investment Intent. The Purchaser is making the Loan and acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any interest in the Note or any of the Shares or entering into any arrangement or understanding with any other person regarding such a distribution (it being understood that the foregoing does not limit the Purchaser's right to distribute the Shares to the equity investors of the Purchaser in a transaction exempt from registration under applicable securities laws). The Purchaser understand that the Shares will be affixed with a standard restrictive legend as required by the Securities Act of 1933.

SECTION 5. Covenants.

5.1

Registration Procedures and Expenses.

(a)

If at any time the Company shall determine to prepare and f1le with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 as amended, of any of its equity securities, (a "Registration Statement”), then the Company shall send to Purchaser a written notice of such determination and, if within 15 days after the date of such notice, Purchaser shall so request in writing, the Company shall include in such Registration Statement all of the Shares. Company shall inc1ude in any Registration Statement all of the Shares issued to Purchaser under this Agreement even if the Shares have not been issued to Purchaser prior to filing of the Registration Statement

(b)

The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earliest date on which (i) all the Shares have been disposed of pursuant to the Registration Statement, (ii) all of the Shares then held by the Purchaser may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) all Shares then held by the Purchaser may be sold without restriction under the Securities Act and the transfer agent has removed any stop transfer instructions relating to such Shares and offered to cause to be removed any restrictive legends on the certificates, if any representing such Shares (the period between the date the Registration Statement is declared effective (the “'Effective Date") and the earliest of such dates is referred to herein as the “Registration Period"').

(c)

With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees, throughout the Registration Period and so long as the Purchaser owns Shares purchased pursuant to this Agreement, to:

(i)	comply with the provisions of paragraph (c)(l) of Rule 144; and

(ii)

file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Purchaser, make available other information as required by, and so long as necessary to permit sales of its Shares pursuant to, Rule 144.

(d)

The Company shall bear all expenses incurred by it in connection with the procedures in paragraphs (a) through (c) of this Section 5.1 and the registration of the Shares pursuant to the Registration Statements. The Company shall not be responsible for any expenses incurred by the Purchaser in connection with its sale of the Shares or its participation in the procedures in paragraphs (a) through (c) of this Section 5.1 including, without limitation, any fees and expenses of counselor other advisers to the Purchaser and any underwriting discounts; brokerage fees and commissions incurred by the Purchaser.

5.2	Indemnification. For the purposes of this Section 5.2:

(i)

the term "Purchaser Affiliate" shall mean any person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)

the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5.1.

(a)

The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser Affiliate, against any losses, claims, damages, liabilities or expenses joint or several, to which such Purchaser or such Purchaser Affiliate may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended as of the Effective Date, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 promulgated under the Securities Act, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus"), or any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement as of the Effective Date a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any post-effective amendment or supplement thereto, or in the Prospectus or any amendment or supplement thereto, not misleading, in each case in the light of the circumstances under which the statements contained therein were made, or (iii) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse the Purchaser and each such Purchaser Affiliate any legal and other expenses as such expenses which are reasonably incurred by the Purchaser or such Purchaser Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Section 5.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by the Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected or disclosed in any subsequent Prospectus that was delivcrcd to the Purchaser prior to the pertinent sale or sales by the Purchaser.

SECTION 6. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

If to the Company:	Bonanza Oil & Gas, Inc.
Attn: Bill Wiseman, President
1901 Post Oak Drive, Suite 402
Houston, TX 77027
Tel: (713) 333-5808
Fax: (713) 333-5928

With a copy to:

or to such other person at such other place as the Company shall designate to the Purchaser in writing, and

If to the Purchaser:

or to such other person at such other place as the Purchaser shall designate to the Company in writing, and

SECTION 7. Assignment. This agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights and shares granted to the Purchaser under this Agreement may be assigned by Purchaser to any other purchaser or assignee of the Purchaser. In the event of a transfer of the rights granted under this Agreement, Purchaser agrees that the Company may require that the transferee to comply with reasonable conditions as determined in the discretion of the Company.

SECTION 8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its conf1icts of law principles and the federal law of the United States of America.

SECTION 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

[signature page to follow]

"COMPANY"

By: _______________________________
Bill Wiseman, President and CEO
Bonanza Oil & Gas, Inc.
A Nevada Corporation

"PURCHASER"

By: _______________________________